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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the following Registration Statements on Form S-8 of Agilent Technologies, Inc. of our report dated January 16, 2006, relating to the consolidated financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

Registration Statement No. 333-91121
Registration Statement No. 333-35016
Registration Statement No. 333-38080
Registration Statement No. 333-38194
Registration Statement No. 333-47024
Registration Statement No. 333-88864
Registration Statement No. 333-116400

/s/ PricewaterhouseCoopers LLP

San Jose, California
January 17, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM